                                                                     EHIBIT 10.3

                             CHESTERFIELD FEDERAL
                         SAVINGS AND LOAN ASSOCIATION
                           SUPPLEMENTAL BENEFIT PLAN
                            as amended and restated


                        Effective as of ________, 2001

                             CHESTERFIELD FEDERAL
                         SAVINGS AND LOAN ASSOCIATION
                           SUPPLEMENTAL BENEFIT PLAN
                            as amended and restated
                               Table of Contents

ARTICLE I
     GENERAL........................................................  1
     1.1 Effective Date.............................................  1
     1.2 Purpose....................................................  1
     1.3 Intent.....................................................  1

ARTICLE II
     DEFINITIONS AND USAGE..........................................  2
     2.1 Definitions................................................  2
     2.2 Usage......................................................  5

ARTICLE III
     ELIGIBILITY AND PARTICIPATION..................................  5
     3.1 Eligibility................................................  5
     3.2 Participation..............................................  5

ARTICLE IV
     PARTICIPANT ACCOUNTS...........................................  5
     4.1 Accounts...................................................  5
     4.2 Profit Sharing Plan Contributions and Earnings.............  5
     4.3 Supplemental ESOP Contributions and Earnings...............  6

ARTICLE V
     PAYMENT OF BENEFITS............................................  8
     5.1 Entitlement to Benefit Payments............................  8
     5.2 Commencement of Benefit Payments...........................  8
     5.3 Form of Supplemental ESOP Benefit..........................  8
     5.5 Hardship Withdrawals.......................................  9
     5.6 Distribution Upon Request.................................. 10
     5.7 Distribution Upon Change in Control........................ 10
     5.8 Distribution Upon Disability............................... 10

ARTICLE VI
     PAYMENT OF BENEFITS ON OR AFTER DEATH.......................... 10
     6.1 Commencement of Benefit Payments........................... 10
     6.2 Designation of Beneficiary................................. 10

ARTICLE VII
     ADMINISTRATION................................................. 11
     7.1  General................................................... 11
     7.2  Administrative Rules...................................... 11
     7.3  Duties.................................................... 11
     7.4  Fees...................................................... 12

ARTICLE VIII
     CLAIMS PROCEDURE............................................... 12
     8.1  General................................................... 12
     8.2  Denials................................................... 12
     8.3  Notice.................................................... 12
     8.4  Appeals Procedure......................................... 12
     8.5  Review.................................................... 12

ARTICLE IX
     MISCELLANEOUS PROVISIONS....................................... 13
     9.1  Amendment................................................. 13
     9.2  Termination............................................... 13
     9.3  No Assignment............................................. 13
     9.4  Incapacity................................................ 13
     9.5  Successors and Assigns.................................... 13
     9.6  Governing Law............................................. 13
     9.7  No Guarantee of Employment................................ 13
     9.8  Severability.............................................. 14
     9.9  Notification of Addresses................................. 14
     9.10 Bonding................................................... 14

                             CHESTERFIELD FEDERAL
                         SAVINGS AND LOAN ASSOCIATION
                           SUPPLEMENTAL BENEFIT PLAN
                            as amended and restated

     WHEREAS, Chesterfield Federal Savings and Loan Association of Chicago ("the Association") established the Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan, effective July 1, 1995, to provide retirement benefits obtainable under the Retirement Fund Plan for the Employees of the Chesterfield Federal Savings and Loan Association of Chicago and Subsidiaries (the "Retirement Plan") which may not be accrued under said plan due to limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, in connection with the conversion of the Retirement Plan to a profit sharing plan and the adoption of an employee stock ownership plan, the Association desires to amend and restate the Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan to provide participants with the full amount of employer-provided retirement benefits obtainable under the Chesterfield Federal Savings and Loan Association of Chicago Profit Sharing Plan and the Chesterfield Federal Savings and Loan Association of Chicago Employee Stock Ownership Plan which may not be accrued under said plans due to the limitations imposed by the Code.

     NOW, THEREFORE, the Association hereby amends and restates the Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan as hereinafter provided.

                                   ARTICLE I
                                    GENERAL

1.1 Effective Date. The provisions of the amended and restated Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan (the "Plan") shall be effective as of ________1, 2001. The rights, if any, of any person whose status as an Employee of the Association and its subsidiaries and affiliates, if any, has terminated shall be determined pursuant to the Plan as in effect on the date such Employee terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

1.2 Purpose. The purpose of the Plan is to provide retirement income to a Participant based upon his Compensation from the Association in excess of the amount of compensation that may be taken into account by a qualified retirement plan described in Section 401(a) of the Code and without regard to the limitation on benefits or contributions under Sections 401(a)(17), 402(g), 401(k)(3) or 415 of the Code, as applicable.

1.3 Intent. The Plan is intended to be (and shall be construed and administered as) an "employee pension benefit plan" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") which is unfunded and maintained by the Association solely to provide retirement income to a select group of management or highly compensated employees as such group is described under Section 201(2), 301(a)(3), and

     401(a)(1) of ERISA as interpreted by the U.S. Department of Labor. The Plan is not intended to be a plan described in Section 401(a) of the Code, or
     Section 3(2)(A) of ERISA. The obligation of the Association to make payments under this Plan constitutes nothing more than an unsecured promise of the Association to make such payments and any property of the Association that may be set aside for the payment of benefits under the Plan shall, in the event of the Association's bankruptcy or insolvency, remain subject to the claims of the Association's general creditors until such benefits are distributed in accordance with Article V herein.

                                  ARTICLE II
                             DEFINITIONS AND USAGE

2.1 Definitions. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below, unless the context plainly requires a different meaning.

     "Account" means the account established on behalf of the Participant as described in Section 4.1. A Participant's Account may be composed of "Sub-Accounts", each of which represents the aggregate difference between the Maximum Contribution and Actual Contribution payable to a Defined Contribution Plan, plus earnings, for all Compensation Years that the Employee is a Participant hereunder.

     "Actual Contributions" means, with respect to any Compensation Period, the amount of contributions which are allocated to a Participant's individual account in a Defined Contribution Plan.

     "Administrator" means the person or persons described in Article VII.

     "Allocation Date" means each date on which an Employer contribution is, or would be but for the limitations of Sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, allocated under a Defined Contribution Plan.

     "Applicable Limitation" means any one of the following: (a) the maximum limitations on annual additions to a qualified defined contribution plan under
Section 415(c) of the Code; (b) the maximum limitation on the annual amount of compensation that may, under Section 401(a)(17) of the Code, be taken into account in determining contributions to and benefits under qualified plans; and
(c) the maximum limitation, under Section 402(g) of the Code, on pre-tax contributions that may be made to a qualified defined contribution plan; and (d) the maximum contribution permitted to a highly compensated employee as defined in Section 414(g) of the Code by Section 401(k)(3) of the Code for the plan year.

     "Association" means Chesterfield Federal Savings and Loan Association of Chicago and any successor thereto.

     "Beneficiary" means any person, other than the Participant, who is determined to be entitled to benefits under the terms of the Plan.

     "Board" means the governing body of the Association.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the executive compensation committee of the Board, if any; otherwise, the Board or its designate.

     "Company" means Chesterfield Financial Corp. and any successor thereto.

     "Compensation" means compensation as defined under any Defined Contribution Plan for purposes of determining allocations to a Participant's Account. In no event may Compensation for a Compensation Period exceed the amount set by the Board for such Compensation Period.

     "Compensation Limitation" means, with respect to a Compensation Year, the limitation on compensation determined under section 401(a)(17) of the Code and in accordance with Treasury regulations promulgated thereunder.

     "Compensation Period" means the period of time for which an Employer contribution is allocated under a Defined Contribution Plan.

     "Compensation Year" means the plan year under a Defined Contribution Plan.

     "Defined Contribution Plan" means, with respect to an individual who is a Participant in this Plan, the Retirement Plan, the Profit Sharing Plan or ESOP, as applicable.

     "Employee" means an employee of the Employer on whose behalf benefits are payable under any Defined Contribution Plan.

     "Employer" means Chesterfield Federal Savings and Loan Association of Chicago with respect to its employees, and any successors by merger, purchase, reorganization or otherwise. If a subsidiary or affiliate of the Employer adopts the Plan, it shall be deemed the Employer with respect to its employees.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ESOP" means the Chesterfield Federal Savings and Loan Association of Chicago Employee Stock Ownership Plan, and any successor thereto.

     "Maximum Contribution" means, with respect to any Compensation Period, the amount of Association contributions which would have been allocated to a Participant's individual account under a Defined Contribution Plan, based on the Participant's Compensation from the Association without regard to the Compensation Limitation and without regard to the limitations under Section 415 of the Code.

     "Participant" means an eligible employee of the Association who is participating in the Plan in accordance with Section 3.1.

     "Phantom Stock" means a unit of benefit under the Plan which has the same monetary value as a share of Stock of the Company.

     "Plan" means the Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan.

     "Plan Year" means the initial period commencing with the Plan's effective date and each subsequent twelve- (12) month period ending on June 30.

     "Profit Sharing Plan" means the Chesterfield Federal Savings and Loan Association of Chicago Profit Sharing Plan, the successor to the Retirement Plan.

     "Retirement Plan" means the Chesterfield Federal Savings and Loan Association of Chicago Retirement Plan which, effective as of March 1, 2001, converted to the Profit Sharing Plan.

     "Stock" means the common stock of the Company, par value $0.01 per share.

     "Supplemental ESOP Benefit" means the benefit payable from the Plan attributable to the supplemental ESOP contributions and earnings thereon.

     "Valuation Date" means the last business day of each Plan Year, each Allocation Date and such other dates as determined from time to time by the Administrator.

     "Vested Account Balance" means that portion of a Participant's Account (or Sub-Account) that is vested, if any, determined by multiplying the vested percentage under the applicable Defined Contribution Plan by a Participant's Sub-Account balance related to such Defined Contribution Plan. A Participant's vested percentage in his or her Account (or Sub-Account, as applicable) hereunder shall increase by the same percent and as the result of the occurrence of the same events as under such Defined Contribution Plan, i.e., such as due to years of service, disability, death or attainment of age 65.

2.2 Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. The Committee shall designate from time to time those employees of the Association who shall participate in the Plan; provided, however, that such employees are members of a select group of management or highly compensated employees as such group is described under sections 201(2), 301(a)(3), and 401(a)(1) of ERISA as interpreted by the Department of Labor. As of the effective date of the Plan, the sole employees eligible to participate in the Plan shall be those employees with annual Compensation in excess of the Compensation Limitation.

3.2 Participation. An employee of the Association shall commence participation in the Plan as of the first day of the Plan Year designated by the Committee. The participation of any Participant may be suspended or terminated by the Committee, at any time, but no such suspension or termination shall operate to reduce the balance of the Account of the Participant as of the Valuation Date that precedes or coincides with the date of such suspension or termination without such Participant's consent. An employee shall cease to be a Participant when he terminates employment with the Association and the balance in his Account is distributed to him or on his behalf.

                                  ARTICLE IV
                             PARTICIPANT ACCOUNTS

4.1 Accounts. The Administrator shall establish and maintain, pursuant to the terms of the Plan, an Account for each Participant, with separate Sub-Accounts for each Participant consisting of amounts credited to such Participant pursuant to Sections 4.2 and 4.3 below. All amounts which are credited to a Participant's Account shall be credited solely for purposes of accounting and computation, and shall remain assets of the Association subject to the claims of the Association's general creditors. A Participant shall not have any interest or right in or to such Account at any time.

4.2 Profit Sharing Plan Contributions and Earnings. Each Compensation Year, the Administrator shall credit the Account (or applicable Sub-Account) of each Participant with the amount by which the Participant's Maximum Contribution under the Profit Sharing Plan (or its predecessor, the Retirement Plan, as applicable) exceeds his Actual Contribution in accordance with such procedures it may determine. In addition, with respect to a Participant eligible to participate as of the initial effective date of this Plan, an amount shall be credited to the Account of each such Participant equal to the amount that would have been in such Participant's Account, (including interest as determined under the procedures of Section 4.2.1 below) as of that date had the Plan been in effect on July 1, 1994.

     4.2.1 Crediting of Interest. The Committee will credit the Participant's Account with interest on each Valuation Date. The interest credited to each Account will be at a rate of interest equal to the greater of (1) 7% per annum, compounded daily, or (2) the interest rate for one-year certificates of deposit as paid by the Association on the effective Valuation Date, such rate pro rated for the period of time between Valuation Dates. Interest will be credited to the Account balance, based on the value of the Account as of the preceding Valuation Date.

     4.2.2 Valuation of Sub-Accounts. The value of a Participant's Sub-Account attributable hereto shall be determined as of each Valuation Date by the Administrator in the following manner:

            (a) First, the Administrator will add the interest in accordance with Section 4.2.1 to the Participant's Sub-Account.

            (b) Next, all Association contributions for a Participant shall be credited to the Sub-Account of the Participant in accordance with Section 4.2.

            (c) Finally, a Participant's Sub-Account shall be reduced by the amount of any benefits distributed to or on behalf of the Participant pursuant to Article V.

            (d) Each Participant's Sub-Account shall be valued as of each Valuation Date or more frequently, as determined in the sole discretion of the Administrator, and shall again be valued as of the date that a Participant receives a payment under the Plan attributable to said Sub-Account, in accordance with the procedures established by the Administrator.

            (e) All allocations to and deductions from a Participant's Sub-Account under this Section 4.2.2 shall be deemed to have been made on the applicable Valuation Date in the order of priority set forth in this Section 4.2.2, even though actually determined at a later date.

4.3 Supplemental ESOP Contributions and Earnings. Each Compensation Year, the Administrator shall credit the Account (or applicable Sub-Account) of each Participant, with a number of units of Phantom Stock, which number shall be determined in the following manner: the Administrator shall determine the amount by which the Participant's Maximum Contribution under the ESOP exceeds his Actual Contribution (in accordance with such procedures as it may determine) and then shall determine the number of shares of Stock such amount would have purchased under the ESOP if it had been contributed to the ESOP for the benefit of the Participant. The number of shares of Stock such amount would have purchased under the ESOP, shall for these purposes, be converted to units of Phantom Stock and shall be credited to the Participant's Sub-Account. The Administrator's determination regarding "the number of shares of Stock such amount would have purchased under the ESOP" shall take into consideration such factors as: whether the additional amount, if contributed to the ESOP, would have been used to repay an outstanding ESOP loan, and if so, the appropriate number of additional shares to be released from the suspense account based on such ESOP loan payment.

     4.3.1 Crediting of Earnings. Phantom Stock credited to a Participant's Account under this Section 4.3 shall be credited with dividends at the same time and in the same manner as is applicable to Stock held in the Participant's account under the ESOP. Cash dividends allocated to a Participant's Account shall be credited with interest in the same manner as under Section 4.2.1 above.

     4.3.2 Stock Dividends and Stock Splits. In the case of a stock dividend or stock split, additional credits of Phantom Stock will be made to each Participant's account under the Plan.

     4.3.3 Valuation of Sub-Accounts. The value of a Participant's ESOP Sub-Account shall be determined as of each Valuation Date by the Administrator in the following manner:

            (a) First, the Administrator will add the earnings to the Participant's Sub-Account in accordance with Section 4.3.1.

            (b) Next, all Association contributions to the Participant's ESOP Sub-Account shall be credited in accordance with Section 4.3.

            (c) Finally, a Participant's ESOP Sub-Account shall be reduced by the amount of any benefits distributed to or on behalf of the Participant from said Sub-Account pursuant to Article V.

            (d) Each Participant's ESOP Sub-Account shall be valued as of each Valuation Date or more frequently, as determined in the sole discretion of the Administrator, and shall again be valued as of the date that a Participant receives a payment under the Plan attributable thereto, in accordance with the procedures established by the Administrator.

            (e) All allocations to and deductions from a Participant's Account under this Section 4.3.3 shall be deemed to have been made on the applicable Valuation Date in the order of priority set forth in this Section 4.3.3, even though actually determined at a later date.

                                   ARTICLE V
                              PAYMENT OF BENEFITS

5.1 Entitlement to Benefit Payments. Upon a Participant's separation from service from the Association, the Participant shall be entitled to his Vested Account Balance payable by the Association in the form set forth in
     Section 5.2.

5.2 Commencement of Benefit Payments. The Participant may, at any time during Employment, elect an optional form of payment hereunder by submitting to the Administrator a document substantially in the form hereto attached as Schedule A. Following an initial election, any change in election shall be effective on the January 1, commencing concurrently with or immediately after expiration of 12 months following the submission of such election change to the Administrator. If the Participant's termination of employment or death occurs before the effective date of a new election, payment shall be made in accordance with the election in effect at such time or, if there is no election, payment shall be made in a single lump sum in accordance with Article VI. An election shall remain in effect until the effective date of any subsequent superseding election.

5.3 Form of Supplemental ESOP Benefit. Participant's Supplemental ESOP Benefit under Section 4.3 of this Plan shall be a benefit paid in the form of Company Stock to the extent of the units of Phantom Stock credited to the Account. The value of a Participant's Supplemental ESOP Benefit at the time of distribution shall be equal to the number of units of Phantom Stock allocated to the Participant's Account multiplied by the fair market value of a share of Company Stock on the date of distribution plus the dollar value of any earnings thereon.

5.4 Unforeseeable Emergencies. A Participant's Vested Account Balances may be paid to a Participant or Beneficiary hereunder in the event of an Unforeseeable Emergency. An Unforeseeable Emergency means an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary, such as a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances, and the Unforeseeable Emergency would result in severe financial hardship to the individual if early withdrawal were not permitted. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

     (a)  Through reimbursement or compensation by insurance or otherwise; or

     (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

     Amounts payable under this Section 5.4 shall be paid first from the Profit Sharing Plan Sub-Account until the Vested Account Balance in such Sub-Account is reduced to zero (0) prior to any amounts being paid from a Participant's ESOP Sub-Account.

5.5 Hardship Withdrawals. Upon finding that a Participant has suffered a severe financial hardship, not rising to the level of an Unforeseeable Emergency, the Committee may, in its sole discretion, make distributions from the Participant's Vested Account Balance prior to the time specified for payment of benefits under the Plan. Such hardship distributions may be made on account of an immediate and heavy financial need of the Participant for:

     (a) Medical care as described in Code Section 213(d) for the Participant, the Participant's spouse or dependent (as defined in Code Section
          152);

     (b) Educational expenses, such as the payment of tuition or related educational fees, or room and board expenses for the next twelve (12) months of postsecondary education for the Participant or the Participant's spouse or dependent (as defined in Code Section 152);

     (c) Costs directly related to the purchase of a principal residence for the employee (excluding mortgage payments);

     (d) Payments necessary to prevent the eviction of the Participant form his principal residence or foreclosure of the mortgage on that residence;

     (e) Payments for funeral expenses not covered by insurance for a member of the immediate family of the Participant; and

     (f) Payments to cover the immediate expenses resulting from the divorce of the Participant.

     The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's requirements during the financial hardship. A distribution is not treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent the need may be satisfied from other sources that are reasonably available to the Participant, including all nontaxable loans currently available under all plans maintained by the Association. This Committee's determination regarding the hardship distribution is to be made on the basis of all the facts and circumstances and based upon the evidence provided to the Committee by the Participant and the Association, including receipts, invoices, foreclosure notices, or the like, and including information that may be available to the Association or the Committee on other distributions available to the Participant, including nontaxable loans available under all plans maintained by the Association.

     Amounts payable under this Section 5.4 shall be paid first from the Profit Sharing Plan Sub-Accounts until the Vested Account Balance in such Sub-Account is reduced to zero (0) prior to any amounts being paid from a Participant's ESOP Sub-Account.

5.6 Distribution Upon Request. After a Participant has retired, notwithstanding previous distribution elections to the contrary, a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of his Account balance as of the Valuation Date immediately preceding the date on which the Committee receives the written request. The remaining balance shall be forfeited by the Participant. The amount payable under this Section shall be paid in a lump sum payment within ninety (90) days following the receipt of the notice by the Committee form the Participant.

5.7 Distribution Upon Change in Control. Upon a Change in Control all Participants shall have their Account balances paid to them in a lump sum within thirty (30) days of the Change in Control. Notwithstanding anything to the contrary herein, upon a Change in Control, a Participant's Account balance hereunder shall become 100% vested.

5.8 Distribution Upon Disability. Participants who terminate employment due to Disability may request, and the Committee, in its sole discretion, may approve the early payment of the Participant's Account Balances. The Participant's Account Balances shall be paid in a lump sum as soon as practicable after approval by the Committee.


                                  ARTICLE VI
                     PAYMENT OF BENEFITS ON OR AFTER DEATH

6.1 Commencement of Benefit Payments. If a Participant dies before receiving his entire Vested Account Balance, the remainder of the Account otherwise payable with respect to the Participant shall be paid to the Participant's Beneficiary or Beneficiaries as a single lump-sum amount within sixty (60) days following the date on which the Administrator is notified of the Participant's death.

6.2 Designation of Beneficiary. A Participant may, by written instrument delivered to the Administrator during the Participant's lifetime, designate one or more primary and contingent Beneficiaries to receive his Vested Account Balance, which may be payable to the Participant hereunder following the Participant's death, and may designate the proportions in which such Beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Administrator prior to the Participant's death shall control. If a Participant fails to specifically designate a Beneficiary or, if no designated Beneficiary survives the Participant, payment shall be made by the Administrator in the following order of priority:

     (a)  to the Participant's surviving spouse; or if none,
     (b)  to the Participant's children, per stirpes; or if none,
     (c)  to the Participant's estate.

                                  ARTICLE VII
                                ADMINISTRATION


7.1 General. The Administrator shall be the Committee, or such other person or persons as designated by the Board. Except as otherwise specifically provided in the Plan, the Administrator shall be responsible for the administration of the Plan. The Administrator shall be the "named fiduciary" within the meaning of Section 402(c)(2) of ERISA.

7.2 Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

7.3 Duties. The Administrator shall have the following rights, powers and duties:

     (a) The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Participant and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

     (b) The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to decide any question which may arise regarding the rights of Employees, Participants and Beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.

     (c) The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Administrator shall have the duty to maintain Account records of all Participants.

     (d) The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Association for inspection by the Participants at reasonable times determined by the Administrator.

     (e) The Administrator shall periodically report to the Committee with respect to the status of the Plan.

7.4  Fees.   No fee or compensation shall be paid to any employee or non-
             employee director of the Association for services as the Administrator.

                                 ARTICLE VIII
                               CLAIMS PROCEDURE

8.1 General. Any claim for benefits under the Plan shall be filed by the Participant or Beneficiary ("claimant") on the form prescribed for such purpose with the Administrator.

8.2 Denials. If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of the claim by the Administrator.

8.3 Notice. Any claimant who is denied a claim for benefits shall be furnished written notice setting forth:

     (a)  the specific reason or reasons for the denial;

     (b) specific reference to the pertinent provision of the Plan upon which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim; and

     (d)  an explanation of the claim review procedure under the Plan.

8.4 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant's duly authorized representative may:

     (a) request a review by written application to the Administrator, or its designate, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

     (b)  review pertinent documents; and

     (c)  submit issues and comments

8.5 Review. A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and twenty (120) days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

                                  ARTICLE IX
                           MISCELLANEOUS PROVISIONS

9.1 Amendment. The Association reserves the right to amend the Plan in any manner that it deems advisable by a resolution of the Board. No amendment shall, without the Participant's consent, affect the amount of the Participant's Vested Account Balance at the time the amendment becomes effective or the right of the Participant to receive a distribution of his Vested Account Balance.

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

9.2 Termination. The Association reserves the right to terminate the Plan at any time. No termination shall, without the Participant's consent, affect the amount of the Participant's Vested Account Balance prior to the termination or the right of the Participant to receive a distribution of his Vested Account Balance.

9.3 No Assignment. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

9.4 Incapacity. If any person to whom a benefit is payable under the Plan is an infant or if the Administrator determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Administrator may cause the payments becoming due to such person to be made to another for his benefit. Payments made pursuant to this Section shall, as to such payment, operate as a complete discharge of the Plan, the Association, the Committee and the Administrator.

9.5 Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of the Association, its respective successors and assigns, and the Participant, his Beneficiaries, heirs, legal representatives and assigns.

9.6 Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State in which the Association maintains its principal place of business, to the extent not pre-empted by the provisions of ERISA.

9.7 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Association or any equity or other interest in the assets, business or affairs of the Association.

9.8 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

9.9 Notification of Addresses. Each Participant and each Beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or Beneficiary as shown on the Association's records) shall be binding on the Participant and each Beneficiary for all purposes of the Plan and neither the Administrator nor the Association shall be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary.


                                      13
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9.10  Bonding. The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ERISA.

      IN WITNESS HEREOF, the Association has caused this Plan to be executed this ______ day of ___________________, ________, by its duly authorized officer.


                                        CHESTERFIELD FEDERAL
                                        SAVINGS AND LOAN ASSOCIATION
                                        OF CHICAGO

Witnessed by:



By: ____________________________        By:________________________________


Date: __________________________


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                                  Schedule A


             BENEFICIARY DESIGNATION AND FORM OF PAYMENT ELECTION


     To:    Administrator, Chesterfield Federal Savings and Loan Association
Supplemental Benefit Plan, Chesterfield Federal Savings and Loan Association of Chicago, 10801 South Western Avenue Chicago, Illinois 60643.

     I HEREBY designate:___________________________________ as the Beneficiary
or Beneficiaries of all amounts, if any, which will become payable upon my death pursuant to the Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan. I understand that this designation shall remain in full force and effect until revoked or modified by me in writing; and

     Pursuant to Article V, Section 5.2 of the Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan, the undersigned Participant hereby elects payment of the entire balance of his Account in the following optional form:

     [_]  Lump Sum
     [_]  Annual Installments over __________years (maximum of 25).

     This election shall become effective as of the January 1, first occurring at least 12-months following the submission of this election to the Administrator and shall remain effective until the effective date of any subsequent, superseding election. If the undersigned's termination of employment or death occurs before the effectiveness of an election, the election in effect at that time or, if none, payment shall be made in a single lump sum in accordance with Article VI, subsection 6.1 of the Plan.

Dated at Chicago, Illinois, this day of _____________________, 200_



________________________________
Participant


Received on behalf of the
Administrator this


_____ day of _____________, 200_



By: _________________________


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                                  APPENDIX I


1. Chesterfield Federal Savings and Loan Association of Chicago Profit Sharing Plan, successor to the Chesterfield Federal Savings and Loan Association of Chicago Retirement Plan.

2. Chesterfield Federal Savings and Loan Association of Chicago Employee Stock Ownership Plan.

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